Exhibit 32

STATEMENT OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. 1350

In connection with the Quarterly Report on Form 10-Q for the period ended September 30, 2008 (the “Form 10-Q”) of 1st Financial Services Corporation, we, Gregory L. Gibson, Chief Executive Officer of the Company, and Roger A. Mobley, Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge;

(a) the Form 10-Q fully complies with the requirements of Sections 13a of the Securities Exchange Act of 1934, as amended; and

(b) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Form 10-Q.

By:	/s/ Gregory L. Gibson	Date: November 7, 2008
Gregory L. Gibson
Chief Executive Officer

By:	/s/ Roger A. Mobley	Date: November 7, 2008
Roger A. Mobley
Chief Financial Officer